EXHIBIT 10.3

LEGG MASON, INC.

DEFERRED COMPENSATION FUND PLAN

TABLE OF CONTENTS

ARTICLE I	GENERAL....................................................................................................................	1
1.1	Purpose of Plan...............................................................................................................	1
1.2	Nature of Plan.................................................................................................................	1
1.3	The Plan Year.................................................................................................................	1

ARTICLE II	DEFINITIONS..............................................................................................................	1
2.1	Definitions.......................................................................................................................	1
2.2	Statutory References........................................................................................................	5

ARTICLE III	ELIGIBILITY AND PARTICIPATION......................................................................	5
3.1	Requirements...................................................................................................................	5
3.2	Enrollment and Participation...........................................................................................	5
3.3	Change of Employment Category...................................................................................	5
3.4	Leaves of Absence..........................................................................................................	6
3.5	Separation fromService...................................................................................................	6
3.6	Failure to Participate When First Eligible.......................................................................	6
3.7	Inactive Participation......................................................................................................	6

ARTICLE IV	DEFERRAL ELECTIONS..........................................................................................	7
4.1	General...........................................................................................................................	7
4.2	Timing of Elections.........................................................................................................	7
4.3	Irrevocability of Elections...............................................................................................	7
4.4	Changes in Deferral Elections.........................................................................................	7
4.5	Unforeseeable Emergency...............................................................................................	7

ARTICLE V	CONTRIBUTIONS......................................................................................................	8
5.1	Nature of Contributions...................................................................................................	8
5.2	Compensation Deferral Contributions.............................................................................	8
5.3	Effect of Compensation Deferrals...................................................................................	9
5.4	Discretionary Matching Contributions............................................................................	9

ARTICLE VI	PARTICIPANT ACCOUNTS......................................................................................	9
6.1	Account Established for Each Participant.......................................................................	9
6.2	No Funding Requirement................................................................................................	10
6.3	LM Funds........................................................................................................................	10
6.4	Return.............................................................................................................................	11
6.5	Participant Investment Elections.....................................................................................	11

ARTICLE VII	ENTITLEMENT TO BENEFITS................................................................................	12

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7.1	Separation from Service..................................................................................................	12
7.2	Death..............................................................................................................................	13
7.3	In-Service Distribution....................................................................................................	13
7.4	Vesting............................................................................................................................	13
7.5	Forfeiture.........................................................................................................................	13
7.6	Clawbacks.......................................................................................................................	13

ARTICLE VIII	DISTRIBUTION OF BENEFITS................................................................................	14
8.1	Benefits Payable in Service or upon Separation from Service..............................................	14
8.2	Death Benefits.................................................................................................................	15
8.3	Payment Option Elections...............................................................................................	16
8.4	Administration of Distributions.......................................................................................	18
8.5	Limitation on Payment Liability......................................................................................	19

ARTICLE IX	ADMINISTRATION....................................................................................................	19
9.1	Administrative Authority.................................................................................................	19
9.2	Company Administration................................................................................................	20
9.3	Administrative Committee..............................................................................................	21
9.4	Third Party Services........................................................................................................	22
9.5	Claims Procedure............................................................................................................	22

ARTICLE X	AMENDMENT AND TERMINATION......................................................................	22
10.1	Right to Amend...............................................................................................................	22
10.2	Amendment Required by Federal Law............................................................................	22
10.3	Right to Freeze or Terminate...........................................................................................	23
10.4	Employer-Level Change..................................................................................................	24
10.5	Preservation of Rights.....................................................................................................	25
10.6	Section 409A Compliance...............................................................................................	25

ARTICLE XI	MULTIPLE-EMPLOYER PROVISIONS..................................................................	26
11.1	Adoption by Other Employers.....................................................................................	26
11.2	Separate Plans.................................................................................................................	26
11.3	Participation.....................................................................................................................	26
11.4	Combined Service...........................................................................................................	26
11.5	Administration..................................................................................................................	26
11.6	Amendment.....................................................................................................................	26
11.7	Termination......................................................................................................................	26
ARTICLE XII	MISCELLANEOUS......................................................................................................	27

12.1	Limitations on Liability of Company..............................................................................	27
12.2	Construction.....................................................................................................................	27
12.3	Spendthrift Provision.......................................................................................................	27

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12.4	Tax Consequences of Payments......................................................................................	28
12.5	Limitation of Rights: No Contract of Employment.........................................................	28

APPENDIX A	.......................................................................................................................................	29

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LEGG MASON, INC.

DEFERRED COMPENSATION FUND PLAN

THIS LEGG MASON, INC. DEFERRED COMPENSATION FUND PLAN (the “Plan”) is adopted by LEGG MASON, INC. (the “Company”) under the terms and conditions hereinafter set forth effective December 1, 2013.

ARTICLE I
General
1.1    Purpose of Plan -The Company has adopted the Plan to facilitate the deferral of compensation by designated employees of the Company and any Affiliate that adopts the Plan.

1.2    Nature of Plan - The Plan is intended to be a non-qualified, unfunded plan maintained to provide deferred compensation to a select group of management and/or highly compensated employees, and is not intended to be subject to ERISA (other than Title I, Subtitle B, Part 1, Reporting and Disclosure, and Title I, Subtitle B, Part 5, Administration and Enforcement). The Plan is intended to comply in form and operation with Section 409A and shall be so interpreted.

1.3    The Plan Year - To the extent necessary for accounting or reporting purposes, the Plan shall have a fiscal year (or “Plan Year”) which shall be the calendar year.

ARTICLE II
Definitions
2.1    Definitions - The following terms, as used herein, unless a different meaning is implied by the context, shall have the following meanings:

Account - The account established for each Participant pursuant to Section 6.1.
Administrator - The person, group or entity designated in accordance with the provisions of ARTICLE IX to administer and operate the Plan.
Administrative Committee or Committee - The Committee appointed under Section 9.3 to serve as Administrator.
Affiliate - Any member of the Employer Group other than the Sponsor. An entity which qualifies as an Affiliate solely because of the proviso in the definition of Employer Group substituting “at least 25%” for “at least 80%” in the cited authorities shall be referred to herein as an “unrelated” Affiliate in those instances where such distinction is required.
Beneficiary - Any person or persons so designated in accordance with the provisions of Section 8.2.

Company - Legg Mason, Inc., a corporation duly organized and existing under the laws of the State of Maryland, and its successors and assigns, unless otherwise herein provided.
Compensation - Amounts payable by the Company or an Affiliate to a Participant which are attributable to services performed during the Election Year and any cash bonus payable during the Election Year which constitutes Performance Based Compensation for a Fiscal Year ending on or after March 31st of the Election Year. Notwithstanding the above, Compensation shall be further limited as follows: (i) Compensation for the Election Year beginning January 1, 2014 shall be limited to base salary, (ii) Compensation for Election Years beginning on and after January 1, 2015, shall be limited to base salary, any cash bonus payable during the Election Year which constitutes Performance Based Compensation for a Fiscal Year ending on or after March 31st of the Election Year, and, solely to the extent permitted and elected in a timely filed Compensation Deferral Agreement, such other bonuses or sales commissions that are (A) payable after May 1st and on or before the end of the Election Year and (B) attributable to services performed during the Election Year, and (iii) Compensation does not include amounts payable for services performed outside the United States from a non-U.S. payroll. At the election of the Participant in a Compensation Deferral Agreement, Compensation shall be further limited to such amounts payable on and after May 1st of an Election Year.
Compensation Committee - The Compensation Committee of the Board of Directors of Legg Mason, Inc.
Compensation Deferral Agreement - The written or electronic agreement, on a form or in a format provided or approved by the Administrator, whereby an Employee or Participant elects to commence or resume participation in the Plan and to defer Compensation pursuant to the terms of the Plan, the filing of which may be accomplished by physical or electronic receipt thereof by the Administrator.
Compensation Deferral Agreement Deadline - December 31, 2013 for the Election Year beginning January 1, 2014, and September 30 of the Election Year preceding each subsequent Election Year for which a Compensation Deferral Agreement is to be effective.
Compensation Deferral Amendment - A Compensation Deferral Agreement in which a Participant changes a previously-made election.
Compensation Deferral Contributions - Credits made to the Account of a Participant under Section 5.2.
Covered Employee - Any Employee who is determined by the Administrator, in its sole and absolute discretion, to be a member of “a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.
Disability - Any condition that renders a Participant “disabled” within the meaning of Section 409A(a)(2)(C).
Discretionary Matching Contribution - Credits, if any, made to the Account of a Participant pursuant to Section 5.4.
Distribution Date - The date on which a distribution is made pursuant to the terms of the Plan.
Distribution Event - As applicable, the date of a Participant’s Separation from Service or death, the August 1st of the fifth calendar year following an Election Year for which an in-service distribution is elected or any other permitted distribution event under Section 409A by reason of which the Participant becomes entitled to a benefit distribution under the terms of the Plan.
Effective Date - The effective date of this Plan, which is December 1, 2013. The Effective Date for contributions and deferrals under the Plan is January 1, 2014.
Election Year - The twelve month period to which a deferral election applies. The Election Year shall be the calendar year in all cases.
Employee - Any person employed by the Company or an Affiliate that adopts the Plan.
Employer Group - A group of employers consisting of the Company and all other employers who are treated as a single employer under Section 414(b) and/or (c) of the Internal Revenue Code; provided, however, that “at least 25%” shall be substituted for “at least 80%” in each place it appears in Section 1563(a)(1), (2) and (3) of the Internal Revenue Code for purposes of applying Section 414(b), and in §1.414(c)-2 of the Regulations.
ERISA - The Employee Retirement Income Security Act of 1974, or any provision or section thereof herein specifically referred to, as such Act, provision or section may from time to time be amended or replaced.
Fiscal Year - The fiscal year of the Company, which currently ends on March 31st.
401(k) Plan - The Legg Mason Profit Sharing and 401(k) Plan and Trust (as amended from time to time).
Internal Revenue Code or Code - The Internal Revenue Code of 1986, or any provision or section thereof herein specifically referred to, as such Code, provision or section may from time to time be amended or replaced.

Leave of Absence - An authorized absence from active employment under circumstances which are not treated by the Administrator as a Separation from Service, and with respect to which there is a reasonable expectation that the Participant will return to perform further services for the Employer Group.
LM & Co - Legg Mason & Co., LLC
LM Funds - Mutual and money market funds sponsored by the Company, a subsidiary of the Company, any entity in which the Company has a twenty five percent (25%) or greater ownership interest or an Affiliate.
Participant - Any person so designated in accordance with the provisions of ARTICLE III, including, where appropriate according to the context of the Plan, any former Employee who has an Account (with an undistributed balance) under the Plan.
Payment Option Election - A written or electronic election, on a form or in a format provided or approved by the Administrator, whereby a Participant elects the form and/or timing of the distribution of all or a portion of the Participant’s Account.
Performance Based Compensation - means performance-based compensation, as defined in Section 409A(a)(4)(B)(iii).
Plan - The plan set forth herein, as amended from time to time.
Regulations - Regulatory guidance promulgated by the Treasury Department with respect to Section 409A and, where appropriate, other sections of the Internal Revenue Code (as such regulations are presently written or subsequently proposed, finalized, amended, supplemented or replaced).
Return - The amount calculated under Section 6.4.
Section 409A - Section 409A of the Internal Revenue Code (as now or hereafter amended or replaced) and the Regulations and other Internal Revenue Service guidance issued thereunder.
Separation from Service - A retirement or other termination of employment with the Employer Group under circumstances which do not constitute a Leave of Absence, and which meet the requirements of Regulations Section 1.409A-1(h). Where appropriate to the context, a Participant’s termination of employment by reason of death shall be deemed to be a Separation from Service.
Notwithstanding the foregoing, a Leave of Absence shall be deemed to constitute a Separation from Service if the period of leave exceeds six months (or such longer period for which the Participant retains re-employment rights with the Employer Group under an applicable statute or contract). However, if the Leave of Absence is due to a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, which impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence shall be substituted for such six-month period.
Sponsor - The Company and its successors and assigns.
Value - The contributions and Return allocated to an Account less the amount of any distributions and forfeitures from the Account hereunder.
2.2    Statutory References - Statutory references in this Plan shall incorporate by reference all regulations, rulings, procedures, releases and other position statements issued by the relevant governmental agency with respect to such statutory provision.

ARTICLE III
Eligibility and Participation
3.1    Requirements     - A Covered Employee shall be eligible to become a Participant on the January 1st of an Election Year on which both of the following requirements are met:

3.1.1    The Covered Employee is individually approved by the Administrator, in its sole and absolute discretion, for participation in the Plan; and

3.1.2    The Covered Employee is notified by the Administrator of his or her eligibility to participate in the Plan.

Notwithstanding the foregoing, Covered Employees who become eligible to participate in the Plan on the Effective Date shall become Participants as of such date.
3.2    Enrollment and Participation - Participation in the Plan is voluntary. Each Covered Employee who has met the requirements of Section 3.1 may elect to participate in the Plan by filing a Compensation Deferral Agreement with the Administrator in accordance with Section 4.2. However, except as provided in the next paragraph, he or she shall not become a Participant until the effective date of a timely filed Compensation Deferral Agreement, as determined in accordance with Section 4.2 (so that participation may only begin on a January 1st or May 1st).

The election to become a Participant shall be made by, and only by, completing and delivering to the Administrator a Compensation Deferral Agreement.
Subject to the right of the Administrator to prospectively terminate the status of any Participant as a Covered Employee, once an Employee has become a Participant, the Employee shall remain a Participant (without regard to whether or not a Compensation Deferral Agreement is in effect) throughout the Participant’s tenure as an Employee.
3.3    Change of Employment Category - During any period in which a Participant remains in the employ of the Employer Group, but ceases to be a Covered Employee: (i) the Participant will continue his or her Plan participation, and the Participant’s

Account will continue to be credited with earnings or losses, as applicable, so long as the Participant’s Account has an undistributed balance, but (ii) the Participant’s Account shall not be credited with, nor shall the Participant be entitled to make, any deferral contributions based upon Compensation payable with respect to such period. However, if, at the time the Participant ceases to be a Covered Employee, the Participant has a Compensation Deferral Agreement in effect the Participant’s deferral contributions thereunder shall continue until such time as the Compensation Deferral Agreement would lapse by its terms or be subject to modification by the Participant pursuant to ARTICLE IV.

In the event that a Participant who ceased to be a Covered Employee subsequently becomes a Covered Employee, the Participant shall be eligible to defer Compensation only after again meeting all of the requirements of Section 3.1 (including, without limitation, being notified by the Administrator of his or her eligibility to resume participation in the Plan) and filing a new Compensation Deferral Agreement pursuant to Section 3.2.
3.4    Leaves of Absence - During any authorized absence from active service that constitutes a Leave of Absence, a Participant shall continue to participate in the Plan to the same extent as if the Participant had not taken the leave of absence, and any Compensation Deferral Agreement shall remain in effect.

3.5    Separation from Service - Upon a Participant’s Separation from Service with the Company or an Affiliate, the Participant’s participation in the Plan shall terminate (except as provided in Section 3.7). If an Employee (whether or not a Participant) who has a Separation from Service is subsequently re-employed by the Company or an Affiliate, the Employee shall be treated as a new Employee who shall be eligible to become a Participant only after again meeting all of the requirements of Section 3.1 and filing a new Compensation Deferral Agreement pursuant to Section 3.2.

3.6    Failure to Participate When First Eligible - In the event that a Covered Employee who, pursuant to Section 3.1, is eligible to commence or resume participation fails to elect to participate when he or she first becomes eligible to become a Participant in the Plan, the Employee shall not again be eligible to participate until the first day of the next, or any subsequent, Election Year (provided the Employee is still then otherwise eligible for participation). If the Employee does so elect, the Employee’s participation shall be effective as of the date determined in accordance with Section 4.2.

3.7    Inactive Participation - In the event that a Participant’s active participation in the Plan ceases, as described in Section 3.2, 3.3 or 3.5, or he or she ceases to make Section 5.2 deferral contributions or ceases to be a Covered Employee, the Participant shall nevertheless be deemed to remain as a Participant for all purposes other than the crediting of further Section 5.2 or 5.4 contributions to the Participant’s Account, until such time as there is no longer an undistributed balance in the Participant’s Account.

ARTICLE IV
Deferral Elections
4.1    General - The election by any Participant to defer Compensation pursuant to the terms of the Plan shall be made by, and only by, the filing of a completed Compensation Deferral Agreement (or Compensation Deferral Amendment) with the Administrator. Subject to the remainder of this ARTICLE IV, deferral elections shall be made at the time, in the manner, and subject to the conditions specified by the Administrator.

4.2    Timing of Elections - An election to defer Compensation for any Election Year shall not be effective unless made on or before the Compensation Deferral Agreement Deadline for the Election Year to which the election relates.

4.3    Irrevocability of Elections - Except as provided in Section 4.5, an election to defer Compensation for an Election Year becomes irrevocable on, and may not be changed or revoked after, the Compensation Deferral Agreement Deadline for that Election Year. A deferral election may be changed for future Election Years in accordance with (and only in accordance with) Section 4.4.

4.4    Changes in Deferral Elections - Once a Compensation Deferral Agreement has become irrevocable pursuant to Section 4.3, a Participant may make changes in a deferral election (including a revocation of further deferrals), but only with respect to subsequent Election Years, by filing a completed Compensation Deferral Amendment on or before the Compensation Deferral Agreement Deadline for the subsequent Election Year to which the Compensation Deferral Amendment is to relate. The Compensation Deferral Agreement for the Election Year beginning on January 1, 2014, will no longer be in effect as of January 1, 2015, unless the Participant has filed a completed Compensation Deferral Amendment on or before the Compensation Deferral Agreement Deadline for the Election Year beginning January 1, 2015. If a Participant fails to file a completed Compensation Deferral Amendment on or before the Compensation Deferral Agreement Deadline for any Election Year beginning on or after January 1, 2016, and is still eligible to defer, the Participant shall be deemed to have elected to keep the election for the immediately preceding Election Year (if any) in effect for such subsequent Election Year. See Section 8.3 regarding initial and subsequent Payment Option Elections.

4.5    Unforeseeable Emergency ‑ Notwithstanding the provisions of Sections 4.2, 4.3 and 4.4, in the event of a Participant’s unforeseeable emergency, or in the event of a hardship withdrawal by a Participant under the 401(k) Plan (but only if the hardship withdrawal meets the requirements of §1.401(k)-1(d)(3) of the Regulations), the Participant may apply to the Administrator for permission to cancel (not merely postpone or delay) Section 5.2 Compensation Deferral Contributions for the remainder of the Election Year. The Administrator shall have the sole discretion (subject to Section 9.5) to determine whether the Participant’s circumstances meet the applicable standards.

“Unforeseeable emergency” shall be defined in accordance with §1.409A-3(i)(3) of the Regulations and, to the extent not inconsistent therewith, the following summary thereof: a severe financial hardship to the Participant resulting from an illness or accident of the Participant, his or her spouse or his or her dependent (as defined in Section 152 of the Internal Revenue Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)), or any Beneficiary he or she has designated pursuant to Section 8.2.2 (and which designation is in effect when the unforeseeable emergency occurs), loss of the Participant’s property due to casualty (whether or not resulting from a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but only to the extent such emergency is not and may not be relieved: (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship); or (iii) by cessation of deferrals under the Plan. However, determination of amounts reasonably necessary to satisfy the emergency need is not required to take into account any additional compensation that, due to the unforeseeable emergency, is available under another nonqualified deferred compensation plan but has not actually been paid. Examples of circumstances that may (under all relevant facts and circumstances) constitute an unforeseeable emergency are: (i) imminent foreclosure of or eviction from the Participant’s primary residence, (ii) the need to pay prescription drugs or other medical expenses (including non-refundable deductibles) of the Participant, spouse, dependent or Beneficiary, or (iii) funeral expenses of a spouse, dependent or Beneficiary; provided, however, that home purchase or college tuition will not, under normal circumstances, constitute an unforeseeable emergency.

ARTICLE V

Contributions

5.1    Nature of Contributions - Contributions described in this ARTICLE V shall not represent actual deposits to a separate fund or trust, but shall be bookkeeping entries in the form of credits to the Accounts of the Participants on whose behalf the contributions are made.

5.2    Compensation Deferral Contributions -

5.2.1     By so electing in his or her Compensation Deferral Agreement, each Participant may elect to defer Compensation (which would otherwise have been paid to the Participant) in any whole percentage amount designated by the Participant, provided that such amount is not less than 1%, nor more than 25%, of the Participant’s Compensation (with the percentage amount designated and the 25% limit applied in the aggregate and separately to each element of Compensation until the dollar maximum is reached) for the Election Year. In no event, however, shall any Participant’s Compensation Deferral Contributions for an Election Year exceed $200,000. The Administrator may adjust the percentage or dollar maximum prior to the Compensation Deferral Agreement Deadline for an Election Year.
5.2.2     The Administrator may establish such procedures with respect to timing and amount of individual deferrals by each Participant as it deems appropriate to implement the limitations described in ARTICLE IV or this ARTICLE V (other than any procedure which would require or permit the Administrator to authorize payment to the Participant any Compensation previously deferred by the Participant pursuant to this Section 5.2 during the current or any preceding Election Year or which would permit a change or discontinuation of deferrals under the Plan that would violate Section 409A).
5.2.3    The gross amount of the Participant’s Compensation shall be reduced pursuant to each Participant’s Compensation Deferral Agreement (or Compensation Deferral Amendment). In lieu of payment of the deferred portion of the Participant’s Compensation to the Participant as earned, the Administrator will credit to the Participant’s Account dollar amounts equal to the deferred Compensation, each such credit to be made as of a date no later than 15 business days after the last day of the month during which the Participant would have been entitled to such Compensation had it been paid as current Compensation.
5.2.4     Any FICA or other payroll tax which may be imposed on the Participant with respect to deferral contributions shall, unless otherwise determined by the
Administrator, be deducted from the non-deferred remainder of the Participant’s remuneration.
5.3    Effect of Compensation Deferrals ‑ With respect to any other employee benefit or welfare plan sponsored by the Company or an Affiliate under which the amount of any benefit is based on the compensation paid to an employee, a Participant’s compensation for the purpose of such employee benefit or welfare plan shall not include the amount of any Compensation deferrals under this Plan, unless otherwise specifically provided in such other plan.

5.4    Discretionary Matching Contributions ‑ Discretionary Matching Contributions may be made by the Company with respect to the Compensation Deferral Contributions for an Election Year in such amount, pursuant to such formula and maximum amounts and to such Participants or class of Participants as determined by the Compensation Committee in its sole discretion. Discretionary Matching Contributions, if any, shall be reflected as credits to the Account of a Participant for which made. However, there is no obligation to make any such Discretionary Matching Contributions for any Election Year. Discretionary Matching Contributions, if made, shall be credited to the Accounts of Participants entitled to such Discretionary Matching Contributions within seventy-five (75) days following the close of the Election Year to which such Discretionary Matching Contributions relate.

ARTICLE VI

Participant Accounts

6.1    Account Established for Each Participant - An individual Account shall be established on the books of the Company or an Affiliate in the name of each Participant, for the purpose of accounting for contributions credited to, and benefits paid to or on behalf of, the Participant, and to account for incremental adjustments pursuant to Sections 6.3 and 6.4. Each Account shall be divided into such sub-accounts, including without limitation a Compensation Deferral Contribution subaccount and a Discretionary Matching Contribution subaccount, as the Administrator deems appropriate to properly implement the provisions of the Plan.

6.2    No Funding Requirement -

6.2.1    General - Neither the Company nor any Affiliate shall be required to purchase, hold or dispose of any investments with respect to amounts credited to the Account, its only obligation being to make payments as described in ARTICLE VIII. Should the Company or an Affiliate elect to make contributions to a trust (hereinafter referred to as the “Trust”) to assist the Company or Affiliate in paying the benefits which may accrue hereunder, the amounts contributed shall be used to purchase the deemed investments under Section 6.3, subject to application of the provisions of this Section 6.2 to the actual investments. However, contributions to the Trust shall not reduce or otherwise affect the Company’s or Affiliate’s liability to pay benefits under this Plan (which benefits may be paid from the Trust or from the Company’s or Affiliate’s general assets, in the discretion of the Administrator), except that the Company’s or Affiliate’s liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments). If any such investments, or any contributions to the Trust, are made by the Company or an Affiliate, such investments shall have been made solely for the purpose of aiding the Company or Affiliate in meeting its obligations under the Plan. To the extent that the Company or Affiliate does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), the Company or Affiliate will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments. Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of the Company or Affiliate, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the Participant or his or her Beneficiaries. The Company or Affiliate shall have the right at any time to use such investments not held in the Trust in the ordinary course of its business. Neither the Participant nor any of his or her Beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of the Company or any Affiliate to the extent of the deferred compensation arrangement which is the subject of the Plan.
6.2.2    Off-Shore Prohibition - To the extent that the Company or an Affiliate actually makes contributions to the Trust, or otherwise directly or indirectly sets aside assets to assist in paying any benefits which may accrue hereunder, then, except as otherwise permitted by regulations or other guidance issued by the Internal Revenue Service under Section 409A(b), neither such assets, nor the Trust itself, shall be located or transferred outside of the United States (except to a foreign jurisdiction in which substantially all of the services giving rise to the benefits accruing hereunder are performed).
6.3    LM Funds - A Participant’s Account shall be deemed to be invested in the LM Funds designated or deemed designated by the Participant in accordance with this Section 6.3 or Section 6.5 for the purpose of determining the Account’s Value, which shall be the amount of contributions credited to the Account, together with the Return (positive or negative) on the Account, less any distributions or forfeitures from the Account. However, a Participant’s Account does not represent the Participant’s ownership of, or any ownership interest in, any LM Fund. It is intended that the LM Funds available for designation by Participants under the Plan shall be the same as those in the 401(k) Plan, excluding any target date funds or other funds the Administrator chooses to exclude. However, the Administrator may, in its sole discretion, alter, modify, or eliminate any LM Fund that is used to calculate the Return on any of the Participant’s Accounts under the Plan in accordance with changes made under the 401(k) Plan or otherwise. In the event the Administrator so alters, modifies or eliminates any LM Fund, the Administrator shall, in its sole discretion, determine the appropriate reallocation of the LM Funds or substitution of another LM Fund that shall be used to calculate the Return on the affected Participant’s Accounts. The LM Funds resulting from such reallocation or substitution shall be deemed to have been designated by the Participant until such time as a different designation of LM Funds by the Participant as to the respective amounts in the Participant’s Account takes effect.

6.4    Return - Each Participant’s Account will be adjusted from time to time (at least monthly) to reflect the gains and losses that would be ascribed to the Account if the amounts credited to the Account were actually invested in the LM Funds designated or deemed designated by the Participant. In the event an LM Fund designated or deemed designated by a Participant pays dividends, distributes capital gains, or makes other distribution, the amount of such dividends and distributions shall be credited to the Participant’s Account as of the time of such adjustments and treated as part of the Return. Any Return on Compensation Deferral Contributions or Discretionary Matching Contributions will begin to accrue as of the date the contributions are credited to the Participant’s Account pursuant to Section 5.2.3 or 5.4, as applicable.

6.5    Participant Investment Designations - The Administrator may establish uniform rules and procedures to be followed with respect to the investment of Participants’ Accounts in such LM Funds. Participant investment designations shall be governed by the following provisions:

6.5.1    The Administrator shall determine the manner, period, and frequency of investment designations (e.g.., daily, weekly, monthly, quarterly or annually). Different terms and conditions may be specified for different LM Funds (e.g.., monthly designations for one LM Fund and quarterly designations for another LM Fund). Any term or condition imposed by the Administrator may apply to a Participant’s entire Account or may be applied separately to different investment media or to different types of contributions (e.g., future contributions versus the current balance of the Account).

6.5.2    Except as the Administrator shall otherwise determine, any initial or subsequent investment designation shall be in writing or filed electronically, on a form or in a format supplied or approved by the Administrator or its designate, and filed with the Administrator or its designee, and shall be effective on such date as may be specified by the Administrator or its designee. The Administrator may arrange for telephone, internet or other electronic investment designations, and may establish (and thereafter change) a limit on the number of investment designations that may be made by any Participant during a specified period.

6.5.3    All contributions and other amounts added to a Participant’s Account (except for the Return on an LM Fund) shall be allocated among the separate LM Funds available in accordance with the then effective investment designation or deemed designation. Except as the Administrator shall otherwise determine, any distributions hereunder shall be taken proportionately from each separate LM Fund to which the Account is allocated at the time of the distribution. Any new investment designation may designate that, as of the date the new designation takes effect, the entire balance of the Participant’s Account at that date shall be reallocated among the designated LM Funds according to the percentages specified in the investment designations and/or future contributions shall be allocated in accordance with such new investment designation. No reallocations of the Participant’s Account are to be made merely to adjust for disproportionate investment growth among such LM Funds (other than in response to a subsequent investment designation filed with respect to the Participant’s Account).

6.5.4    In the event the Administrator or its designee receives an initial or revised investment designation which it deems to be incomplete, unclear, not in accordance with procedures established pursuant to this Section 6.5 or otherwise improper, the Participant’s investment designation then in effect shall remain in effect (or, in the case of a deficiency in an initial designation, the Participant shall be considered to have filed no investment designation) until a complete investment designation is filed in accordance with the rules and procedures established by the Administrator.

6.5.5    The Administrator may determine at any time to vary the rules provided above to accord with the requirements of any LM Fund, for ease in administration or for any other reason.

6.5.6    It is intended that all Participants be required to direct the investment of their Accounts to the extent set forth in this Section 6.5. In the event that the Administrator possesses at any time instructions as to the investment of less than all of a Participant’s Account, the Participant shall be deemed to have designated that the non-directed portion of his or her Account be invested in a money market fund (or if a money market fund does not then exist, in the separate LM Fund which most closely resembles a money market fund or that is otherwise selected by the Administrator).

6.5.7    Notwithstanding anything contained herein to the contrary, neither the Administrator, the Company, any Affiliate nor any other person shall have any liability for any loss arising from or as a result of any investment designation or deemed designation by a Participant pursuant to Section 6.3 or this Section 6.5 or the performance of any of the LM Funds. In addition, such persons or entities shall have no responsibility to determine the appropriateness of any individual Participant’s investment designation or of the particular LM Funds made available for Participant designation under the Plan.

ARTICLE VII

Entitlement to Benefits

7.1    Separation from Service - In the event of a Participant’s Separation from Service for any reason other than death, he or she shall become entitled to the full amount of the vested balance of his or her Account, payable in the manner and at the time according to the provisions of ARTICLE VIII.

7.2    Death - In the event of the death of a Participant prior to his or her Separation from Service, the full amount of the vested balance of his or her Account shall become payable, in the manner and at the time according to the provisions of ARTICLE VIII, to the Participant’s designated Beneficiary.

7.3    In-Service Distribution - Notwithstanding Sections 7.1 and 7.2 above, in the event of an election for an in-service distribution under Section 8.3.3.4 with respect to the Compensation Deferral Contributions and Discretionary Matching Contributions allocated for an Election Year, the Value of the vested portions of the Account attributable to such contributions shall be distributed as provided in Section 8.3.3.4.

7.4    Vesting - The portion of a Participant’s Account attributable to Compensation Deferral Contributions shall be fully vested at all times. The portion of a Participant’s Account attributable to Discretionary Matching Contributions allocated for an Election Year shall be zero percent (0%) vested until the first day of the last month of the fourth (4th) calendar year following the respective Election Year to which the Discretionary Matching Contribution applied, at which time such portion of the Participant’s Account shall become one hundred percent (100%) vested, provided the Participant has continued in the employment of the Company or an Affiliate until such date. Nonetheless, the Participant shall not be entitled to a distribution of any portion of the Account until the date of a Distribution Event, at which time the vested portion of his or her Account shall be payable according to, and in such manner and at such time or times provided under, the provisions of ARTICLE VIII. The portion of a Participant’s Account attributable to Discretionary Matching Contributions shall be one hundred percent (100%) vested in the event of a Separation from Service by reason of the Participant’s Disability or death.

7.5    Forfeiture - The portion of a Participant’s Account attributable to unvested Discretionary Matching Contributions (including any Return thereon) shall be forfeited in the event of a termination of the employment of a Participant with the Company or an Affiliate for any reason other than the Participant’s death or Disability.

7.6    Clawbacks - Notwithstanding any other provision of this Plan to the contrary, any portion of a Participant’s Account attributable to deferrals of cash incentive, or bonus compensation or Discretionary Matching Contributions shall be subject to potential forfeiture, cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company Compensation Clawback Policy, as amended from time to time (the “Policy”). As a condition of participation in the Plan, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to forfeiture, cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant.

ARTICLE VIII

Distribution of Benefits

8.1    Benefits Payable in Service or upon Separation from Service - If a Participant makes an irrevocable election under Section 8.3.3.4 for an in-service distribution, the vested portion of the Participant’s Account subject to such election will be distributed as provided in such Section. Upon a Participant’s Separation from Service with the Company or an Affiliate for any reason other than death, distribution of the vested balance of the Participant’s Account which is not subject to an election under Section 8.3.3.4 shall be made (or begun) on such date as may be irrevocably elected by the Participant in the Participant’s Payment Option Election under Sections 8.3.3.1 and 8.3.3.2, or such later date as may be applicable by reason of Section 8.1.2 or 8.4.2. If the Participant does not complete and file with the Administrator a valid and timely Payment Option Election with respect to any deferrals, then the vested balance of the Participant’s Account attributable to deferrals for which a Payment Option Election has not been completed shall be distributed in a single lump sum on the first business day of the month following the Separation from Service, or such later date as may be applicable by reason of Section 8.1.2 or 8.4.2. Each date on which a distribution is actually made pursuant hereto is referred to as the Participant’s Distribution Date, and the distribution shall be determined and valued in accordance with Sections 6.3 and 6.4 as of such Distribution Date.

8.1.1    Cash Out - Notwithstanding the foregoing, and without regard to any Payment Option Election the Participant may have filed with the Administrator, if, on the date of the Participant’s Separation from Service, the vested portion of his or her Account has a value of less than $17,500 (or such higher Applicable Dollar Amount under Section 402(g)(1)(B) of the Internal Revenue Code), the entire vested portion of his or her Account shall be distributed in a single lump sum on the first business day of the month following the Separation from Service or such later date as may be applicable by reason of Section 8.1.2 or 8.4.2.
8.1.2    Six Month Delay for Specified Employees - Notwithstanding any provision in the Plan to the contrary, no distribution to a “Specified Employee” by reason of his or her Separation from Service, for any reason other than his or her death, may be made prior to the date that is the earlier of: (i) his or her date of death, or (ii) six months after the date of his or her Separation from Service; in that event, his or her Distribution Date shall become the first day of the month following whichever of those two dates is applicable. This provision shall continue to apply during any period in which any stock of any member of the Employer Group is publicly traded on an established securities market (within the meaning of §1.897-1(m) of the Regulations) or otherwise.
A “Specified Employee” is any Participant who, as of the date of his or her Separation from Service with the Employer Group, is a “key employee” (within the meaning of Section 416(i)(1)(A)(i), (ii) or (iii) of the Internal Revenue Code, applied in accordance with the regulations issued thereunder and disregarding Section 416(i)(5)) who meets the definition of a “Specified Employee” as determined under §1.409A-1(i) of the Regulations. The Participant will be deemed to be a key employee as of the date of his or her Separation from

Service with the Employer Group if he or she met the key employee requirement at any time during the twelve-month period described in the aforesaid Regulations.
8.2    Death Benefits - In the event of the death of a Participant who has an undistributed, vested balance in his or her Account:

8.2.1     Effect of Payment Option Election - Distribution of the vested balance of the Participant’s Account shall be made (or begun) to the Participant’s Beneficiary on the date specified in the Participant’s Payment Option Election completed in accordance with the provisions of Section 8.3 or as of any other date determined in accordance with the terms of the Plan and consistent with the provisions of Section 409A. If the Participant does not complete a Payment Option Election with respect to any deferrals, the vested portion of the Participant’s Account attributable to deferrals for which a Payment Option Election has not been completed shall be distributed to the Participant’s Beneficiary in a single lump sum on the first business day of the month following the Participant’s Separation from Service or such later date as may be applicable by reason of Section 8.4.2. Each date on which a distribution is actually made pursuant hereto is referred to as the Beneficiary’s Distribution Date, and the distribution shall be determined and valued in accordance with Sections 6.3 and 6.4 as of the Distribution Date.
8.2.2     Beneficiary Designation - Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after his or her death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in form prescribed by the Administrator, and will be effective only when filed in writing or electronically with the Administrator during the Participant’s lifetime.
8.2.3     Failure to Designate Beneficiary - In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary eligible to receive the payment, validly named by the Participant, the Company or an Affiliate shall distribute any such benefit payment to the person or persons designated to receive the Participant’s accrued benefit from the 401(k) Plan. In the absence of a valid designation to a living person under the 401(k) Plan, the Company or an Affiliate shall distribute the benefit payment to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Administrator may rely conclusively upon information supplied by the personal representative of the Participant’s estate. In the event of a lack of adequate information having been supplied to the Administrator, or in the event that any question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a Beneficiary designation conflicts with applicable law, or in the event the Administrator is in doubt for any other reason as to the right of any person to receive a payment as Beneficiary then, notwithstanding the foregoing, the Company or an Affiliate, in the sole discretion of the Administrator, may, in complete discharge, and without liability to the Administrator, the Company, any Affiliate or any other person for any tax or other consequences which might flow therefrom: (i) distribute the payment to the Participant’s estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or (iii) deposit the payment into any court of competent jurisdiction.

8.3    Payment Option Elections - Payment elections, and changes therein, shall be made (and may only be made) by the filing of a completed Payment Option Election with the Administrator, and in accordance with the provisions of this Section 8.3.

8.3.1    Initial Election - Simultaneously with the filing of his or her Compensation Deferral Agreement, or as a part thereof, but in no event later than the Compensation Deferral Agreement Deadline applicable thereto, a Participant shall complete and file with the Administrator a Payment Option Election. The Payment Option Election may be changed at any time prior to, but it becomes irrevocable on, the applicable Compensation Deferral Agreement Deadline. If the Participant does not complete a Payment Option Election with respect to any deferrals, the vested portion of the Participant’s Account attributable to deferrals for which a Payment Option Election has not been completed shall be distributed in a single lump sum on the first business day of the month following the Participant’s Separation from Service or such later date as may be applicable by reason of Section 8.1.2 or 8.4.2.
8.3.2    Subsequent Elections - Following the Compensation Deferral Agreement Deadline for the filing of his or her initial Compensation Deferral Agreement pursuant to Section 8.3.1, except as provided in Section 8.3.3.4.1, the Participant shall have no further right to file a revised Payment Option Election, or to alter any election set forth in a Payment Option Election filed with the Administrator, but the Participant shall have the right to make new elections from time to time. However, except as provided in Section 8.3.3.4.1, a new Payment Option Election may not be filed until the previous Payment Option Election (or a “default” payment distribution option under the last sentence of Section 8.3.1) has been in effect for at least five (5) Election Years. A new Payment Option Election shall be applicable only to deferrals in Election Years beginning after the filing of the new Payment Option Election, and all pre-existing elections shall remain in effect with respect to deferrals for the periods for which such elections were applicable.
8.3.3    Available Options - The Payment Option Election shall provide each Participant with the following choices:
8.3.3.1    Form of Distribution following a Separation from Service - The Participant may elect to have his or her distribution paid following a Separation from Service in either of the following two forms:
8.3.3.1.1 an immediate lump sum distribution on the date elected pursuant to Section 8.3.3.2; or
8.3.3.1.2 subject to Section 8.1.1, in three annual installments commencing on the date elected pursuant to Section 8.3.3.2 and thereafter on each of the next two anniversaries of that date. The first installment shall equal one-third of the vested balance of the Account, the second installment shall equal one-half of the remaining vested balance of the Account, and the third installment shall equal the entire remaining vested balance of the Account.
8.3.3.2    Timing of Distribution following a Separation from Service - The Participant may elect to have his or her distribution paid (or begun) on the first business day of the month after either of the following dates (or such later date as may be applicable by reason of Section 8.1.2 or 8.4.2) :
8.3.3.2.1 the date of the Participant’s Separation from Service; or
8.3.3.2.2 the first anniversary of the Participant’s Separation from Service.
8.3.3.3    Form of Death Benefit Distribution - Upon the death of a Participant who, pursuant to Section 8.3.3.1.2, had elected installments for his or her lifetime distribution, the vested balance of the Participant’s Account shall be paid in accordance with the form of death benefit the Participant had elected in his or her Payment Option Election pursuant to Section 8.2.1.
8.3.3.4    In Service Distributions - A Participant may elect to have the Value of the vested portion of the Participant’s Account attributable to Compensation Deferral Contributions and Discretionary Matching Contributions (including the Return thereon) credited for an Election Year, distributed in a lump sum distribution on August 1st of the fifth (5th) calendar year following the end of the Election Year for which such contributions were credited (or such later date as may be applicable by reason of Section 8.4.2). However, if the Participant elects an in-service distribution under this Section and has a Separation from Service prior to the date the respective in-service distribution is made, the portion of the Participant’s Account subject to such election shall be distributed in a lump sum distribution on the first business day of the month following the Participant’s Separation from Service (or such later date as may be applicable by reason of Section 8.1.2 or 8.4.2). The lump sum distribution under this Section shall be in such form as is determined under Section 8.4.1.
8.3.3.4.1  Any Participant who has made an irrevocable election under Section 8.3.3.4 may make a subsequent election to change the Distribution Date under such Section. Any election to change such Distribution Date (i) cannot take effect until at least twelve (12) months after the date of the election, (ii) must defer payment for five (5) years from the Distribution Date on which payment would otherwise be made pursuant to the respective earlier election under Section 8.3.3.4, and (iii) must be made no less than twelve (12) months before the originally scheduled fixed Distribution Date. The newly elected Distribution Date shall be the fixed Distribution Date for purposes of Section 8.3.3.4, which shall be subject to a further, subsequent deferral election under this Section 8.3.3.4.1. Timely and validly making any subsequent deferral election is solely the responsibility of the Participant, regardless of whether the Administrator provides any information as to the deadlines for such subsequent deferral elections.
8.3.4    Invalid Election - If a Payment Option Election does not conform to the requirements of Section 409A, then such Payment Option Election shall be void and the Participant shall be deemed not to have filed a Payment Option Election with respect to the portion of the Participant’s Account to which such invalid Payment Option Election relates.

8.4    Administration of Distributions -
8.4.1    Mode of Distribution - The Company or an Affiliate shall make all distributions from each Participant’s Account in cash based on the value calculated in accordance with Sections 6.3 and 6.4 of the vested portion of the Participant’s Account, except as to distributions under Section 8.3.3.4 which, in the sole discretion of the Administrator, may be made in cash or in-kind in shares of the LM Funds to which the portion of the Participant’s Account being distributed was deemed invested.
8.4.2    Administrative Delay - All distributions made pursuant to this ARTICLE VIII shall be made on or as soon as administratively practicable after the stated date of distribution provided in ARTICLE VIII, without regard to this Section 8.4.2, but in no event later than the end of the Participant’s taxable year which includes such stated date of distribution or, if later, two and one-half months after such stated date of distribution, provided that the Participant is not permitted directly or indirectly to designate the taxable year of the payment.
8.4.3    Deductions - Any Discretionary Matching Contributions under the Plan which vest and any amounts payable under the Plan shall be subject to such deductions or withholdings, including without limitation any federal and state income taxes and FICA taxes as may be required by law, but shall not be deemed to be salary or other compensation for the purpose of computing benefits to which the Participant may be entitled under any retirement plan or other arrangement of the Company or any Affiliate for the benefit of its employees generally. With respect to distributions which are made in-kind in shares of LM Funds under Section 8.3.3.4, in lieu of such tax withholding, the Participant may pay to the Company or an Affiliate on or before the Distribution Date the amount the Company or Affiliate would otherwise deposit as federal and state income taxes and FICA taxes with respect to the distribution and thus avoid having to have the distribution reduced by such tax withholding. With respect to Discretionary Matching Contributions that vest, a deduction for any required tax withholding with respect to such vesting will be made from any pay or other compensation due the Participant from the Company or an Affiliate to the extent permitted by applicable law. Otherwise, the Participant shall be required to pay to the Company or Affiliate the amount the Company or Affiliate is required to deposit as tax withholding on or before the due date of the deposit.
8.4.4    Payment to Minor or Incompetent - If any person to whom a payment is due under the Plan is a minor, or is found by the Administrator to be incompetent by reason of physical or mental disability, the Administrator shall have the right to cause the payments becoming due to such person to be made to another for his or her benefit, without responsibility of the Administrator to see to the application of such payments, and such payments will constitute a complete discharge of the liabilities of the Company or Affiliate with respect thereto.
8.4.5    Domestic Relations Order - To the extent permitted by and consistent with the provisions of Section 409A, payments shall be made to an alternate payee of the Participant to the extent required under a Domestic Relations Order (a “DRO”), as defined by Section 414(p)(1)(B) of the Internal Revenue Code, that is applicable to the Plan. Any amount payable under this Plan to an alternate payee under a DRO shall be paid to the alternate payee designated in such DRO rather than to the Participant; provided, however, that such payment: (i) shall be reported for income tax purposes as a payment to the Participant, and (ii) shall only be paid to the alternate payee in such form, and at such time, as it would have been paid to the Participant but for the DRO.
8.4.6     Location of Participants and Beneficiaries - Any communication, statement or notice addressed to a Participant (or Beneficiary) at his or her last post office address filed with the Company or an Affiliate, or if no such address was filed with the Company or an Affiliate then at his or her last post office address as shown on the Company’s or Affiliate’s records, shall be binding on the Participant (or Beneficiary) for all purposes of the Plan. Except for the sending of a registered letter to the last known address, the Administrator shall not be obliged to search for any Participant (or Beneficiary). If the Administrator notifies any Participant (or Beneficiary) that he or she is entitled to an amount under the Plan and the Participant (or Beneficiary) fails to claim such amount or make his or her location known to the Administrator within three years, then, except as otherwise required by law, the Administrator shall have the right to treat the amount payable as a forfeiture.
8.4.7    Compliance with Section 409A - Notwithstanding anything herein to the contrary, all distributions hereunder are intended to be made in accordance with the provisions of Section 409A (to the extent applicable), and to the extent that Section 409A applies to any provision of this Plan and such provisions is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the provision complying with the applicable provisions of Section 409A. Each payment under the Plan shall be treated as a separate payment for purposes of Section 409A.
8.5    Limitation on Payment Liability - The Company’s or Affiliate’s obligation to make any benefit distribution payment pursuant to this ARTICLE VIII (or otherwise under the Plan) shall be limited to the vested amount credited to the Participant’s Account as of the valuation date pertaining to such payment. Neither the Plan nor any action taken pursuant thereto guarantees any fixed dollar amount of payments to the Participant, his or her Beneficiary, estate or representative. The amount of payment under the Plan shall vary in accordance with the provisions of ARTICLE VI, and neither the Company, any Affiliate or the Administrator, or any of their representatives, shall be responsible for any decrease in value of the Account by reason of investment performance reflected therein.

ARTICLE IX

Administration

9.1    Administrative Authority - Except as otherwise specifically provided herein, the Company shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to: (i) resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Employees, Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions; (ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan; (iii) implement the Plan in accordance with its terms and such rules and regulations; (iv) notify the Participants of any amendment or termination of, or of a change in any benefits available under, the Plan; and (v) prescribe such forms as may be required for Employees to make elections under, and otherwise participate in, the Plan. The power and authority of the Company under the Plan shall be delegated in the manner described in Section 9.2.

9.2    Company Administration - The Plan shall be operated and administered on behalf of the Company by an Administrator. The Administrator shall be governed by the following:

9.2.1 In the absence of any designation to the contrary by the Company, the Administrator shall be LM & Co. Alternatively, LM & Co. may establish an Administrative Committee pursuant to Section 9.3 to act as Administrator. Except as the Company shall otherwise expressly determine, the Administrator shall have full authority to act for the Company before all persons in any matter directly pertaining to the Plan, including the exercise of any power or discretion otherwise granted to the Company pursuant to the terms of the Plan. However, the following powers shall be reserved to the Company and/or LM & Co, as applicable, even if an Administrative Committee is appointed as Administrator: (i) the power to amend or terminate the Plan (including exercise of the discretion described in Section 10.3) and (ii) the power to appoint the membership of the Administrative Committee pursuant to Section 9.3.1. Notwithstanding the above, pursuant to Section 5.4, Discretionary Matching Contributions, if any, for an Election Year shall be made in such amount, pursuant to such formula and maximum amounts, and to such Participants or class of Participants as determined by the Compensation Committee within its sole discretion.
9.2.2 The Administrator may appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan; the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Administrator shall have the power and authority to delegate from time to time all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator.
Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such third person shall have been notified of the revocation of such authority. The

Administrator shall not be liable for any act or omission of any person to whom the Administrator’s duties, powers or responsibilities have been delegated, nor shall any person to whom any duties, powers or responsibilities have been delegated have any liabilities with respect to any duties, powers or responsibilities not delegated to him.
9.2.3    All representatives of the Company and LM & Co and/or members of the Administrative Committee (as defined hereinafter) shall use ordinary care and diligence in the performance of their duties pertaining to the Plan, but no such individual shall incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by him or on his or her behalf in his or her official capacity with respect to the Plan, (ii) for any act or failure to act, or any mistake or judgment made, in his or her official capacity with respect to the Plan, unless resulting from his or her gross negligence or willful misconduct, or (iii) for the neglect, omission or wrongdoing of any other person involved with the Plan. The Company shall indemnify and hold harmless each such individual who is an Employee from the effects and consequences of his or her acts, omissions and conduct in his or her official capacity with respect to the Plan, except to the extent that such effects and consequences shall result from his or her own willful misconduct or gross negligence. If any matter arises as to which an individual is entitled to indemnity hereunder, the indemnitee shall give the Company prompt written notice thereof. The Company, at its own expense, shall then take charge of the disposition of the asserted liability, including compromise or the conduct of litigation. The indemnitee may, at his or her own expense, retain his or her own counsel and share in the conduct of any such litigation, but the failure to do so shall not adversely affect his or her right to indemnity.
9.2.4    Nothing in the Plan shall be construed so as to prevent any person involved in administration of the Plan from receiving any benefit to which he or she may be entitled as a Participant.
9.2.5    Expenses incurred in the administration and operation of the Plan (including the cost of any Discretionary Matching Contributions, the Return on Compensation Deferral Contributions and Discretionary Matching Contributions and the functioning of the Administrative Committee) shall be paid by the Company or the Affiliates in proportion to the level of participation for their employees in the Plan for the respective Election Year, determined by the Administrator in such manner as it determines in its sole discretion. Notwithstanding anything to the contrary herein, distributions under the Plan may be made by the Company or any Affiliate as authorized by the Administrator.
9.3    Administrative Committee - LM & Co may designate and appoint a committee, to be known as the Administrative Committee, as Administrator. Except to the extent that the Company or LM & Co has retained any power or authority, or allocated duties and responsibilities to another, said Committee shall have full power and authority to administer and operate the Plan in accordance with its terms and in particular the authority contained in this ARTICLE IX, and, in acting pursuant thereto, shall have full power and authority to deal with all persons in any matter directly connected with the Plan, in accordance with the following provisions:

9.3.1     The Committee shall consist of one or more individuals designated by LM & Co. Subject to his or her right to resign at any time, each member of the Committee shall serve (without compensation, unless otherwise determined by the LM & Co ) at the pleasure of LM & Co, and LM & Co may appoint, and may revoke the appointment of, additional members to serve with the Committee as may be determined to be necessary or desirable from time to time. Each member of the Committee, by accepting his or her appointment to the Committee, shall thereby be deemed to have accepted all of the duties and responsibilities of such appointment, and to have agreed to the faithful performance of his or her duties thereunder.
9.3.2    The Committee shall adopt such formal organization and method of operation as it shall deem desirable for the conduct of its affairs. The Committee shall act as a body, and the individual members of the Committee shall have no powers and duties as such, except as provided herein; the Committee shall act by vote of a majority of its members at the time in office, either at a meeting or in writing without a meeting.
9.3.3    Subject to Section 9.5, the determination of the Committee on any matter pertaining to the Plan within the powers and discretion granted to it shall be final and conclusive on all Participants and all other persons dealing in any way or capacity with the Plan.
9.4    Third Party Services - The Company, LM & Co or the Administrator may contract with any third party to provide services under the Plan for the convenience of the Company, LM & Co or the Administrator, including, but not limited to, the enrollment of Covered Employees as Participants, the maintenance of individual or other accounts and other records, the making of periodic reports and the disbursement of benefits to Participants and Beneficiaries.

9.5    Claims Procedure - A claims procedure (including a procedure for review of an adverse claim determination) that is intended to meet the requirements of Section 503 of ERISA and DOL Regs. §2560.503-1, is annexed to the Plan as Appendix A.

ARTICLE X

Amendment and Termination
10.1    Right to Amend - Subject to Sections 10.5 and 10.6, the Company and/or LM & Co shall have the right to amend the Plan in writing, at any time, and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound thereby; provided, however, that only the Company shall have the right to amend the provisions of the Plan regarding the amount of, or eligibility for, Discretionary Matching Contributions. The Company shall generally act through the Compensation Committee in actions under this Article X.

10.2    Amendment Required by Federal Law - Notwithstanding the provisions of Section 10.5, the Plan may be amended at any time, retroactively if required, by the Company or LM & Co if found necessary in order to conform to the provisions and requirements of the Internal Revenue Code (including, without limitation, Section 409A) or ERISA, or any similar act or any amendments thereto or regulations promulgated thereunder.

10.3    Right to Freeze or Terminate - Subject to Sections 10.5 and 10.6 and to the remainder of this Section 10.3, the Company, LM & Co and, as to its own Participants, each Affiliate reserves the right, at any time, and in its sole discretion, to freeze contributions and/or terminate the Plan, as follows:

10.3.1    Contribution Freeze - The Company or LM & Co may, at any time and from time to time, terminate Section 5.2 Compensation Deferral Contributions and/or Section 5.4 Discretionary Matching Contributions, or suspend such contributions for a fixed or indeterminate period of time. As to its own Participants, an Affiliate may, at any time, and from time to time, terminate Section 5.2 Compensation Deferral Contributions and Section 5.4 Discretionary Matching Contributions, or suspend such contributions, for a fixed or indeterminate period of time. In connection therewith, the Company, LM & Co. or Affiliate, as applicable, may, but need not, suspend or terminate the ability of new Participants to enter the Plan (as otherwise provided for in ARTICLE III).
10.3.1.1    Impact of Contribution Freeze - In the event of action by the Company, LM & Co. or an Affiliate to freeze (i.e., suspend or terminate) contributions, as described in this Section 10.3.1, all affected contributions shall immediately cease, except as described in Section 10.3.1.2, but all other aspects of the Plan shall be continued, in which event distributions shall be made in accordance with ARTICLES VII and VIII, unless and until the Company, LM & Co or the Affiliate (if it is unrelated), as applicable, terminates the Plan in accordance with Section 10.3.2.
10.3.1.2    Potential Deferral of Contribution Freeze - Notwithstanding the provisions of Section 10.3.1.1, unless circumstances exist that would permit termination of the Plan pursuant to Section 10.3.2, Section 5.2 compensation deferral contributions may not be terminated during their period of irrevocability. Accordingly, unless such circumstances are extant at the time the Company, LM & Co. or an Affiliate acts to freeze Section 5.2 Compensation Deferral Contributions, cessation of such contributions shall be deferred until, as described in ARTICLE IV, their Compensation Deferral Agreements would lapse by their terms or be subject to modification by the affected Participants.
10.3.2    Plan Termination - The Company, LM & Co. or, as to its own Participants, an unrelated Affiliate may terminate the Plan at any time, but only if the conditions described in Section 10.3.2.1 are extant at the time at which the Company, LM & Co. or the unrelated Affiliate acts to terminate the Plan (or such later date as of which the termination is to be effective).
10.3.2.1    Circumstances Under Which Plan May Terminate  - Unless otherwise permitted under Section 409A, the Plan may terminate only if one or more of the following sets of circumstances exist on the date such termination is to be effective:

10.3.2.1.1    Dissolution or Bankruptcy - Termination and liquidation of the Plan: (i) within twelve months of a corporate dissolution taxed under Section 331 of the Internal Revenue Code, or (ii) with the appointment of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), in either case under conditions described in §1.409A-3(j)(4)(ix)(A) of the Regulations.
10.3.2.1.2    Change in Control - Termination and liquidation of the Plan pursuant to irrevocable action taken by the Company or LM & Co. or, as to its own Participants, an unrelated Affiliate within the 30 days preceding or the twelve months following a Change in Control Event under conditions described in §1.409A-3(j)(4)(ix)(B) of the Regulations. For this purpose, a “Change in Control Event” is any one of the following (to the extent that it qualifies as such under §1.409A-3(i)(5) of the Regulations): (i) a change in ownership within the meaning of §1.409A-3(i)(5)(v) of the Regulations, (ii) a change in effective control within the meaning of §1.409A-3(i)(5)(vi) of the Regulations, or (iii) a change in the ownership of assets within the meaning of §1.409A-3(i)(5)(vii) of the Regulations.
10.3.2.1.3    Other Plan Termination - Termination and liquidation of the Plan under the conditions described in §1.409A-3(j)(4)(ix)(C) of the Regulations.
10.3.2.1.4    Other Circumstances - Termination and liquidation of the Plan under such circumstances as may be prescribed in generally applicable guidance published by the Internal Revenue Service.
10.3.2.2    Impact of Plan Termination - Upon termination of the Plan: (i) eligibility of new Participants to enter the Plan pursuant to ARTICLE III shall cease, (ii) all contributions to the Plan shall cease (subject to Section 10.3.1.2), and (iii) the entire Account of each affected Participant (or Beneficiary) shall be one hundred percent (100%) vested and distributed in a single lump sum (notwithstanding any continuing elections by the affected Participants as to form or timing of distributions), such distribution to occur as soon as administratively practicable, but, where applicable, only within the time parameters set forth in Section 10.3.2.1.
10.3.2.3    Pre-Existing Distribution Rights - Termination of the Plan shall not affect the form or timing of benefits to any Participant who becomes entitled thereto pursuant to ARTICLES VII and VIII without regard to the Plan termination, but only to the extent that such payments would have been made prior to the date on which the lump sum distribution of all distributions upon Plan termination, pursuant to Section 10.3.2.2, is to be made.
10.4    Employer-Level Change - Subject to Section 10.6:

10.4.1    Cessation of Business - Notwithstanding any other provision of this Plan to the contrary, in the event the Company ceases to actively carry on the trade or business in which a Participant was employed and if the cessation is not pursuant to a transaction whereby a successor entity assumes the obligations under the Plan (including the sale of all of the stock of an Affiliate), the entire value of the Account of an affected Participant shall be one hundred percent (100%) vested and distributed in a single lump sum to the Participant (or, in the event the Participant is not then living, to the Beneficiary designated in accordance with Section 8.2) on such Distribution Date permitted by applicable Regulations, but only if, in connection with the cessation of business: (i) the cessation is in conjunction with an event that constitutes a permissible payment event described in Section 10.3.2, or (ii) the distribution is otherwise permitted under regulations or other guidance issued by the Internal Revenue Service under Section 409A on the basis that a Change in Control Event as defined in 10.3.2.1 has occurred.
10.4.2     Successor to Company - In the event of the merger, consolidation, sale of all or substantially all the assets, or reorganization, of the Company:
10.4.2.1     Provision may be made by which the Plan will be continued by the successor employer, in which case such successor shall be substituted for the Company under the Plan and Section 10.4.1 shall not apply to the transaction. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.
10.4.2.2     If the action described in Section 10.4.2.1 has not been taken within 90 days from the effective date of the transaction, the Plan shall be deemed to have been terminated as of the effective date of the transaction, but not earlier than the earliest date permitted under Section 10.3.2.1, and the provisions of Section 10.3.2 shall be applicable thereto.
10.4.2.3     In the event of a transaction described in this Section 10.4.2 which applies to a portion of the Company, the provisions of this 10.4.2 shall apply only to the employees transferred in connection therewith.
10.5    Preservation of Rights - Amendment or termination of the Plan shall not affect the rights of any Participant (or Beneficiary) to payment of the amount in his or her Account, to the extent that such amount was payable under the terms of the Plan prior to the effective date of such amendment or termination. However, no action taken in accordance with Sections 10.2 or 10.3 shall be deemed prejudicial to any interest of any Employee or Participant.

10.6    Section 409A Compliance - The Plan may not be amended or terminated in any way that results in a violation of Section 409A. In particular, except to the extent permitted by §1.409A-3(j) of the Regulations, no amendment or termination of the Plan shall in any way (including a change in form of distribution) result in acceleration of the timing or amount of any payment (or any portion thereof) due under the Plan. An amendment that permits acceleration for any one or more of the reasons that constitute exceptions to the prohibition on acceleration of payments, pursuant to §1.409A-3(j)(4) of the Regulations, shall not be deemed to be in violation of this Section 10.6.

ARTICLE XI
Multiple-Employer Provisions
11.1    Adoption by Other Employers - Subject to approval of LM & Co., the Plan may be adopted by any Affiliate. Such adoption and approval shall be evidenced by the execution of an Adoption Agreement by LM & Co. and the adopting employer.

11.2    Separate Plans - It is intended that the provisions of the Plan shall apply separately to any participating Affiliate that is unrelated to the Company, and to the Participants of each such participating unrelated Affiliate, and, except as otherwise provided in this ARTICLE XI, the Plan shall constitute a separate Plan for each participating Affiliate that is unrelated to the Company.

11.3    Participation - The participation of any participating Affiliate in the Plan shall become effective as of the date the Adoption Agreement is executed and approved as provided in Section 11.1, or on such other date as may be set forth in said Adoption Agreement. Once participation by a participating Affiliate has begun, such participation shall continue until terminated by the Company, LM & Co or the participating Affiliate in accordance with the terms of the Plan.

11.4    Combined Service - Except as otherwise provided in the Adoption Agreement, the term “service” or “employment” shall be deemed to refer equally to service with any participating Affiliate or the Company, so that, for any purpose under the Plan, service with any participating Affiliate or the Company shall be deemed to be the equivalent of service with any other participating Affiliate or the Company. A Participant shall be deemed to have had a Separation from Service only upon a Separation from Service with the participating Affiliate or Company, as applicable, and all other employers who are members of the same Employer Group.

11.5    Administration - The term “Company” as used in ARTICLE IX, pertaining to administration of the Plan, refers only to the Sponsor.

11.6    Amendment - No Affiliate other than LM & Co has the right to amend the Plan. The Company and LM & Co. each are vested with the power to amend the Plan in any manner consistent with ARTICLE X, and such amendment will bind the Company and each participating Affiliate and its Participants; provided, however, that only the Company acting through the Compensation Committee shall have the right to amend the provisions of the Plan regarding the amount of, or eligibility for, Discretionary Matching Contributions.

11.7    Termination - A participating Affiliate may freeze and a participating, unrelated Affiliate may terminate its participation in the Plan, pursuant to ARTICLE X, at any time. Any such action shall operate only as to the Participants employed by that participating Affiliate and shall be subject to the restrictions of 10.3.1 and 10.3.2. Only LM & Co or the Company shall have the right to freeze or terminate the Plan, pursuant to ARTICLE X, with respect to all Participants.

ARTICLE XII
Miscellaneous
12.1    Limitations on Liability of Company - Neither the establishment of the Plan nor any modification thereof, nor the creation of any Account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company or any Affiliate (or any person connected therewith), except as provided by law or by any Plan provision. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Company or any Affiliate (or any person connected therewith) and any Participant, Beneficiary or other person. In no event shall the Company or any Affiliate (or any person connected therewith) be liable to any person for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan or any contribution thereto or distribution therefrom.

12.2    Construction - The Plan is intended to be exempt from ERISA (other than reporting and disclosure requirements and claims procedures, as to which no exemption is available) and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so exempted. In case any provision of the Plan shall be held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular. Headings of articles and sections are inserted only for convenience of reference and are not to be considered in the construction of the Plan. Except to the extent preempted by the laws of the United States of America, the laws of Maryland shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions. Participation under the Plan will not give any Participant the right to be retained in the service of the Company or an Affiliate or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder. The Plan shall be construed in such manner as to comply with Section 409A.

12.3    Spendthrift Provision - No amount payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. The foregoing shall not preclude any arrangement for: (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayments of benefits previously made to a Participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not part of an arrangement constituting an assignment or alienation).

In the event that any Participant’s benefits are garnished or attached by order of any court, the Company may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.
12.4    Tax Consequences of Payments - The Company does not make any representations as to the tax consequences of any compensation or benefits provided hereunder (including, without limitation, under Section 409A). The Participant is solely responsible for any and all income, excise or other taxes imposed on Participant with respect to any and all compensation or other benefits provided to Participant.

12.5    Limitation of Rights: No Contract of Employment - No Contract of Employment. The terms of the Plan shall not be deemed to constitute a contract of employment between the Company or an Affiliate and the Participant, and the Participant (or his or her Beneficiary) shall have no rights against the Company or an Affiliate except as may be specifically provided herein. Moreover, nothing in the Plan shall be deemed to limit in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time or be evidence of any agreement or understanding, express or implied, that the Company or an Affiliate will employ a Participant in any particular position or at any particular rate of remuneration.

IN WITNESS WHEREOF, this Plan is executed under seal as of this 26th day of November, 2013.
LEGG MASON, INC.

By: /s/ Joseph A. Sullivan (Seal)
Joseph A. Sullivan
President and Chief Executive Officer

APPENDIX A
LEGG MASON, INC.

DEFERRED COMPENSATION FUND PLAN

CLAIMS PROCEDURE

Initial Claim
If you think you have a problem regarding your Plan benefits, you may file a written claim under the Plan’s claims procedure. For example, you may feel that you are entitled to a benefit that has not been paid, or that the benefit you are receiving has not been paid under terms or in an amount with which you are in agreement. Your claim must state the specific reason(s) why you believe you are entitled to the benefit, or why you disagree with the terms or amount of the benefit, and must be delivered to the Administrator (at the normal Company address, unless the Administrator provides a different address).

Your claim will be given full and fair consideration, and the decision will be made in accordance with governing Plan documents and after taking steps to assure that the Plan provisions are applied in a manner that is consistent with the way other similar claims (if any) have been treated in the past.

Unless it is determined that your claim is to be resolved in accordance with your wishes as set forth in the claim, the Administrator will provide you with a written or electronic notice of the adverse determination, setting forth: (i) the specific reason(s) for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any material or information necessary for you to perfect your claim and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan’s appeal procedure (including applicable time limits and a statement that, if your claim is adversely decided on appeal, you may bring a civil action under Section 502(a) of ERISA).

The adverse determination notice will normally be provided to you within a reasonable time (but not more than 90 days) after your claim has been received. However, in special circumstances requiring an extension, the 90-day period may be extended (for not more than an additional 90 days unless you agree), if the Administrator gives you written notice, before the end of the initial 90-day period, setting forth the reason(s) for the extension and the estimated decision date. If the extension notice indicates that the extension is needed because you have not provided information necessary to decide your claim, and the notice asks for that information, the time limit on the extension does not begin to run until you have provided the requested information.

Appeal

If you have received an adverse determination notice, and you still feel that your claim has not been properly decided, then, for a period of 60 days following the date on which you received the notice, you may appeal the denial by submitting to the Administrator a written request for review. You may submit written comments, documents, records and other information relating to your claim (regardless of whether such information was submitted or considered in arriving at the initial adverse determination). Upon request, you will be provided (free of charge) with reasonable access to, and copies of, all documents, records and other information relevant to your claim. (An item is relevant only if: (i) it was relied upon in making the initial claim determination, or (ii) it was submitted, considered or generated in the course of actually making the initial claim determination, or (iii) it demonstrates compliance with the requirement that claim determinations be made in accordance with the applicable Plan provisions consistently applied).

Your appeal will be given full and fair consideration, taking into account all comments, documents, records and other information you submitted. Regardless of whether or not the decision on appeal is in your favor, you will be given written or electronic notice of the decision. If the decision is adverse to you (i.e., not what you asked for), the notice will: (i) state the specific reason(s) for the adverse determination, (ii) reference the specific plan provisions on which the determination is based, (iii) advise you of your right to bring a civil action under Section 502(a) of ERISA, and (iv) state that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to your claim.

Notice of the decision on your appeal will normally be provided to you within a reasonable time (but not more than 60 days) after your appeal has been received. However, in special circumstances requiring an extension, the 60-day period may be extended (for not more than an additional 60 days unless you agree), if the Administrator gives you written notice, before the end of the initial 60-day period, setting forth the reason(s) for the extension and the estimated decision date. If the extension notice indicates that the extension is needed because you have not provided information necessary to decide your appeal, and the notice asks for that information, the time limit on the extension does not begin to run until you have provided the requested information.

General
You are required to complete both the initial claim procedure and the appeal procedure before you may exercise any right to bring a civil action under Section 502(a) of ERISA (i.e., to file suit in a federal or state court). At any point in the claims procedure, you may designate someone to act as your duly authorized representative. However, you may be required to provide the Administrator with a written power of attorney or other evidence that the person is authorized to act for you.

The Company, LM & Co. or the Administrator will designate the person(s) who will review and decide your initial claim and/or your appeal. Those persons may be employees of the Company, LM & Co. or any Affiliate and the same person(s) may be assigned to both the initial claim and the appeal.